UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2012

Adeona Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

01-12584	13-3808303
(Commission File Number)	(IRS Employer Identification No.)

3985 Research Park Drive, Suite 200

Ann Arbor, MI 48108

(Address of principal executive offices and zip code)

(734) 332-7800

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective February 3, 2012, Jeff Riley, age 49, was appointed Chief Executive Officer and President of Adeona Pharmaceuticals, Inc. (“Adeona” or “the Company”). In connection with his appointment, Mr. Riley entered into a three-year employment agreement with Adeona (the “Riley Employment Agreement”).  Pursuant to the Riley Employment Agreement, Mr. Riley will be entitled to an annual base salary of $348,000 and will be eligible for discretionary performance and transactional bonus payments.  Additionally, Mr. Riley was granted options to purchase 750,000 shares of the Company’s common stock with an exercise price equal to the Company’s per share market price on the date of issue. These options will vest pro rata, on a monthly basis, over thirty-six months.  The Riley Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Riley.

If Mr. Riley’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (1) by the Company without Just Cause (as defined in the Riley Employment Agreement) or by Mr. Riley for Good Reason (as defined in the Riley Employment Agreement) then in addition to paying the Accrued Obligations, (x) the Company shall continue to pay his then current base salary and continue to provide benefits at least equal to those which were provided at the time of termination for a period of six months and (y) he shall have the right to exercise any vested options until the earlier of the expiration of the severance or the expiration of the term of the option, or (2) by reason of his death or Disability (as defined in the Riley Employment Agreement), then in addition to paying the Accrued Obligations, he would have the right to exercise any vested options until the expiration of the term of the option. In such event, if Mr. Riley commenced employment with another employer and becomes eligible to receive medical or other welfare benefits under another employer-provider plan, the medical and other welfare benefits to be provided by the Company as described herein will terminate.

Effective February 3, 2012, James S. Kuo, M.D., M.B.A. resigned from his positions as President and Chief Executive Officer of the Company. In connection with his resignation, Dr. Kuo entered into a nine-month consulting agreement with Adeona (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Dr. Kuo will be entitled to a consulting fee of $16,666 per month during the term of the Consulting Agreement, receive health and dental benefits for one year and retain the right to exercise the stock options of the Company held by him that have vested as of the effective date of the Consulting Agreement for a period expiring on the date that is one (1) year from the effective date of the Consulting Agreement. The Consulting Agreement also includes confidentiality obligations and inventions assignments by Dr. Kuo.

The information contained in this Item 1.01 regarding the Riley Employment Agreement and the Consulting Agreement is qualified in its entirety by the copy of each agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 3, 2012, Jeff Riley was appointed Chief Executive Officer and President of the Company, and resigned as a member of the nominating and audit committees of the Board of Directors of the Company.

Mr. Riley has been a director of the Company since March 16, 2010, and has served as Chairman since November 2011. He has more than 20 years of experience in the biotechnology and pharmaceutical industries during which he negotiated numerous worldwide strategic corporate alliances, established joint ventures, and assisted in obtaining venture financings to support product development. Most recently, in addition to serving as Adeona’s Chairman, where Mr. Riley played an integral role in the formation of the Company¹s recent collaboration with Intrexon Corporation, he served as Managing Director of 526 Ventures, a life science-focused venture capital and advisory firm. Prior to this, he was a venture partner with QIC Bioventures Fund, the life science-focused venture component of the $70 billion Australian-based Queensland Investment Corporation (QIC). Over his career, Mr. Riley held senior positions within the mergers & acquisitions and in country management groups at both SmithKline Beecham and Pfizer. Additionally, he served as CFO and VP Corporate Development for Nichols Institute Diagnostics, a division of Quest Diagnostics, Inc. (NYSE: DGX). Mr. Riley holds a Bachelor of Science degree in International Relations/Biology and participated in a dual-degree graduate program (MBA/MIM) sponsored by Arizona State University and the Thunderbird School of Global Management.

In connection with his appointment, Mr. Riley entered into a three-year employment agreement with Adeona.  See Item 1.01 for a description of the terms of the Riley Employment Agreement.

There are no family relationships between Mr.Riley and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer.  Additionally, there have been no transactions involving Mr. Riley that would require disclosure under Item 404(a) of Regulation S-K.

On February 3, 2012, Nelson K. Stacks and Scott L. Tarriff were appointed to the Board of Directors of the Company. As of the date of this Report, Mr. Jeffrey J. Kraws, a current independent director of the Company, has been named to serve on the nominations committee of the Board to replace Mr. Riley, and Mr. Stacks has been named to serve on the audit committee of the Board to replace Mr. Riley. Mr. Stacks qualifies as an “audit committee financial expert” as that term is used in Section 407 of the Sarbanes-Oxley Act of 2002. Messrs. Tarriff and Stacks are each independent in compliance with the applicable listing standards of the NYSE Amex stock exchange. For their services as directors of the Company, Messrs. Stacks and Tarriff will receive the Company’s standard compensation applicable to nonemployee directors.

There are no family relationships between either of Mr. Stacks or Mr. Tarriff and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer.  Additionally, there have been no transactions involving either Mr. Stacks or Mr. Tarriff that would require disclosure under Item 404(a) of Regulation S-K.

Effective February 3, 2012, James S. Kuo, M.D., M.B.A. resigned from his positions as President and Chief Executive Officer. Dr. Kuo remains as a member of the Board of Directors of the Company. See Item 1.01 for a description of the terms of his Consulting Agreement with the Company.

Item 8.01 Other Events

On February 6, 2012 the Company issued a press release announcing the appointment of Mr. Riley as an executive officer, and of Mr. Stacks and Mr. Tarriff as directors of the Company and the resignation of Dr. Kuo as an executive officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Employment Agreement, dated February 3, 2012, by and between Jeff Riley and the Company.*
10.2	Consulting Agreement dated February 3, 2012 by and between Dr. James S. Kuo and the Company.*
99.1	Press Release dated February 6, 2012.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2012	ADEONA PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ Jeff Riley
Name: Jeff Riley Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated February 3, 2012, by and between Jeff Riley and the Company.*
10.2	Consulting Agreement dated February 3, 2012 by and between Dr. James S. Kuo and the Company.*
99.1	Press Release dated February 6, 2012.*

*Filed herewith.